UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: October 5, 2007

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd.	Fort Worth, Texas	76155
(Address of principal executive offices)		(Zip code)

(817) 963-1234
(Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

American Airlines, Inc. is filing herewith a press release issued on October 2, 2007 as Exhibit 99.1, which is included herein. This press release was issued to report September traffic for American Airlines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  October 5, 2007

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release

Exhibit 99.1

CONTACT:	Tim Wagner
Corporate Communications
Fort Worth, Texas
817-967-1577
corp.comm@aa.com

FOR RELEASE: Tuesday, Oct. 2, 2007

AMERICAN AIRLINES REPORTS SEPTEMBER TRAFFIC

FORT WORTH, Texas – American Airlines, the world’s largest airline and a founding member of the oneworld® Alliance, reported a September load factor of 78.4 percent – an increase of 2.9 points compared to the same period last year.  Traffic increased 2.4 percent year over year as capacity decreased 1.4 percent.
Domestic traffic increased 2.1 percent year over year on 0.6 percent less capacity.  International traffic increased by 2.8 percent relative to last year on a capacity decrease of 2.8 percent.
American boarded 7.5 million passengers in September.

About American Airlines
American Airlines is the world's largest airline.  American, American Eagle and the AmericanConnection® airlines serve 250 cities in over 40 countries with more than 4,000 daily flights.  The combined network fleet numbers more than 1,000 aircraft.  American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers.  American Airlines is a founding member of the oneworld® Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own.  Together, its members serve nearly 700 destinations in over 140 countries and territories.  American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation.  AmericanAirlines, American Eagle, the AmericanConnection® airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

Detailed traffic and capacity data are on the following page.

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES
	September
		2007	2006	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM		10,846,568	10,596,816	2.4%
	D.O.T. DOMESTIC	6,886,511	6,743,917	2.1
	INTERNATIONAL	3,960,057	3,852,899	2.8
	ATLANTIC	1,821,976	1,798,872	1.3
	LATIN AMERICA	1,672,100	1,531,672	9.2
	PACIFIC	465,981	522,355	- 10.8
AVAILABLE SEAT MILES (000)
SYSTEM		13,829,988	14,028,909	-1.4%
	D.O.T. DOMESTIC	8,833,819	8,887,014	-0.6
	INTERNATIONAL	4,996,169	5,141,895	-2.8
	ATLANTIC	2,214,843	2,239,202	-1.1
	LATIN AMERICA	2,223,156	2,181,993	1.9
	PACIFIC	558,170	720,701	-22.6
LOAD FACTOR
SYSTEM		78.4%	75.5%	2.9	Pts
	D.O.T. DOMESTIC	78.0	75.9	2.1
	INTERNATIONAL	79.3	74.9	4.4
	ATLANTIC	82.3	80.3	2.0
	LATIN AMERICA	75.2	70.2	5.0
	PACIFIC	83.5	72.5	11.0
PASSENGERS BOARDED		7,514,091	7,262,089	3.5%

SYSTEM CARGO TON MILES (000)		172,321	187,484	-8.1%

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES
	YEAR-TO-DATE September
		2007	2006	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM		104,511,390	106,208,987	-1.6%
	D.O.T. DOMESTIC	67,954,559	69,146,813	-1.7
	INTERNATIONAL	36,556,830	37,062,174	-1.4
	ATLANTIC	15,099,291	15,461,408	-2.3
	LATIN AMERICA	17,241,113	16,706,753	3.2
	PACIFIC	4,216,427	4,894,013	-13.8
AVAILABLE SEAT MILES (000)
SYSTEM		127,577,744	131,825,325	-3.2%
	D.O.T. DOMESTIC	81,377,832	84,244,940	-3.4
	INTERNATIONAL	46,199,912	47,580,385	-2.9
	ATLANTIC	18,862,166	19,087,317	-1.2
	LATIN AMERICA	22,288,142	22,195,100	0.4
	PACIFIC	5,049,604	6,297,969	-19.8
LOAD FACTOR
SYSTEM		81.9%	80.6%	1.3	Pts
	D.O.T. DOMESTIC	83.5	82.1	1.4
	INTERNATIONAL	79.1	77.9	1.2
	ATLANTIC	80.1	81.0	-0.9
	LATIN AMERICA	77.4	75.3	2.1
	PACIFIC	83.5	77.7	5.8
PASSENGERS BOARDED		74,071,641	74,526,233	-0.6%

SYSTEM CARGO TON MILES (000)		1,573,951	1,640,207	-4.0%